Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 15, 2022, relating to the financial statements of Coya Therapeutics, Inc. as of December 31, 2020 and 2021, which is contained in that Prospectus.

We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Weaver and Tidwell, L.L.P.

Austin, Texas

November 18, 2022